EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Mercantile Bank Corporation

Grand Rapids, MI

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-248512) and Form S-8 (No. 333-91434, 333-117763, 33-138328, 333-152254, 333170026, 333-197072, 333-238858 and 333-272590) of Mercantile Bank Corporation of our report dated March 3, 2023, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, P.C.

BDO USA, P.C.

Grand Rapids, Michigan

March 3, 2025